UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2010
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2010, the Board of Directors of IPG Photonics Corporation (the “Company”) amended the IPG Photonics Non-Employee Director Compensation Plan. The changes are effective July 27, 2010.

The amendments include the following: (1) an increase in the number of stock options granted to directors upon initial election to the Board to options to purchase 25,000 shares of common stock, (2) a change in the vesting of stock options granted to directors upon initial election to the Board to 25% on the earlier of the first anniversary of the date of grant, and 6.25% on each of the following twelve quarters, and (3) additional compensation to the presiding independent director equal to 50% the annual cash Board retainer and 50% of the annual Board equity compensation granted to the non-employee directors.

The foregoing description of the amendments to the  IPG Photonics Non-Employee Director Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the amended IPG Photonics Non-Employee Director Compensation Plan, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1	IPG Photonics Non-Employee Director Compensation Plan, amended July 27, 2010

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
July 27, 2010	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

Exhibits

Exhibit
Number	Description

10.1	IPG Photonics Non-Employee Director Compensation Plan, amended July 27, 2010

Exhibit 10.1

IPG PHOTONICS NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

A. Non-Employee Directors of IPG Photonics Corporation (the “Company”) will receive an annual cash retainer of $35,000, but will not receive separate fees for attending meetings of the Board of Directors or stockholders. Non-Employee Directors are expected to attend in person all Board meetings, except for telephonic meetings formally called.

B. The Chairman and Members of the Audit, Compensation, Nominating and Corporate Governance and Other Committees will also receive cash annual retainers as set forth below, but will not receive separate fees for attending meetings of Committees. Non-Employee Director Committee Members are expected to attend in person all Committee meetings, except for telephonic meetings formally called.

	Chairman	Member
Audit	$20,000	$10,000
Compensation	$15,000	$7,500
Nominating & Corporate Governance	$10,000	$5,000
Other Committees	$5,000	$2,500

C. Upon initial election to the Board, each new Non-Employee Director will be granted options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares of the Company’s common stock on the date of the grant.  The options will have a term of ten (10) years and will vest 25% on the earlier of the first anniversary of the date of grant and 6.25% on each of the following twelve quarters.

D. Each Non-Employee Director continuing in office after an annual meeting of stockholders will be granted immediately following such meeting: (i) options to purchase 6,667 shares of the Company’s common stock at an exercise price equal to the closing price on the date of the annual stockholders meeting the fair market value of the shares of the Company’s common stock on the date of the grant, and (ii) restricted stock units representing 1,000 notional shares of the Company’s common stock.  The options and restricted stock units will vest 100% on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting and will have a ten year term.

E. Any unvested options of a Non-Employee Director who retires, in accordance with the Non-Employee Directors Stock Plan, as amended from time to time, after eight years of service on the Board will vest on the last day of such Director’s service.   This will apply only to options granted on or after June 21, 2006.

F. In addition to the other compensation provided for herein, the presiding independent director will also receive (i) cash compensation equal to 50% of the annual cash retainer set forth in Section A above and (ii) equity compensation equal to 50% of the equity compensation set forth in Section D above and otherwise having the same conditions in such Section D (except that for the grant of equity compensation under this Section F in 2010, the date of grant shall be August 5, 2010).

Adopted June 21, 2006, as amended April 16, 2007, March 4, 2009 and July 27, 2010